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                                                                     EXHIBIT 5.1

                               Baker Botts L.L.P.
                                One Shell Plaza
                              910 Louisiana Street
                           Houston, Texas 77002-4995


May 30, 2003


CenterPoint Energy, Inc.
1111 Louisiana Street
Houston, Texas 77002

Ladies and Gentlemen:

                  As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by CenterPoint Energy, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to up to 250,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock") which may be offered and sold from time to time pursuant to the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated effective May 7, 2003 (the "Plan"), certain legal matters in connection with the Shares subject to original issuance by the Company under the Plan are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

                  In our capacity as your counsel in the connection referred to above, we have examined the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date, the Plan, and the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company or extracts therefrom as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates.

                  In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                           1. The Company is a corporation duly organized and
                  validly existing under the laws of the State of Texas.

                           2. In the case of Shares originally issued by the
                  Company pursuant to the provisions of the Plan following due authorization of a particular Stock Award (as defined in the Plan) by the Board of Directors of the Company in accordance with the Plan, the Shares issuable pursuant to such Stock Award will have been duly authorized by all necessary corporate action on the part of the Company.



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                  Upon issuance of such Shares from time to time pursuant to and in accordance with the terms of the Plan and such Stock Award at the end of the applicable Restriction Period established under the Plan, for the consideration not less than the par value of such Shares fixed by the Board of Directors, including services provided by the director to whom the Shares are issued and the other benefits to the Company contemplated by the Plan, and provided that at the time of such issuance an order pursuant to Section 7 of the Public Utility Holding Company Act of 1935 permitting to become effective a declaration regarding such issuance shall have been entered by the Commission and shall remain in effect and such issuance shall conform to the terms and conditions of such declaration and order, such shares will be validly issued, fully paid and nonassessable.

                  This opinion is limited to the original issuance of Shares by the Company and does not cover shares of Common Stock delivered by the Company out of shares reacquired by it.

                  We are members of the Texas Bar and the opinions set forth above are limited in all respects to matters of Texas law as in effect on the date hereof. We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,


                                             BAKER BOTTS L.L.P.